COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 13th day of February 2018 between MGW Investment I Limited (the “Investor”) and Clean Energy Technologies, Inc., a Nevada corporation, (the “Issuer”).

WITNESSETH

Whereas, the Investor wishes to purchase 302,462,667 shares (the “Shares”) of the common stock of the Issuer, par value $0.001 per share (the “Common Stock”) for a purchase price equal to $907,388 (the “Purchase Price”), at a purchase price per share of $0.003; and

Whereas, the Issuer wishes to issue and sell the Shares to the Investor in exchange for the Purchase Price;

Now, therefore, the Issuer and Investor hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

1.1

Private Sale of Common Stock.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, the Issuer agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Issuer in a private sale, on the date hereof, the Shares for the Purchase Price. The Purchase Price shall be paid by a wire transfer in the amount of the Purchase Price from the Investor into an escrow account controlled by the Law Office of R.J. Newman, P.C. (the “Escrow Agent”) and disbursed to Issuer according to the written instructions of Investor until such time as the directors designated by Investors become members of the Board of Directors of the Issuer and thereafter as directed by a majority of members of the Finance Committee of the Board of Directors (“the Finance Committee”) pursuant to an Escrow Agreement substantially in the form of Exhibit A, attached hereto (the “Escrow Agreement.  The Issuer shall cause certificates representing the Shares to be issued to the Investor upon delivery of the Purchase Price to the Escrow Agent by the Investor.  The closing date (“Closing Date”) of the transactions contemplated by this Agreement shall be contemporaneously with the execution of this Agreement. The Purchase Price shall be adjusted downward and additional Shares shall be issued in the event that (i) the number of issued and outstanding shares on a fully diluted basis are greater than as represented by the Company herein, or (ii) after giving effect to additional issuance of 13,800,000 shares of Common Stock the Investor and its Affiliates hold less than 65% of the Company’s issued and outstanding Common Stock on a fully diluted basis as measured at the date hereof. The Shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT

WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (B) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

1.2

Representations of Issuer.   A Schedule of Exceptions, dated as of the date hereof and attached hereto as Exhibit B (the “Schedule of Exceptions”), shall be delivered to the Investor and as an exhibit to this Agreement with each exception being numbered correspondingly to representation in this Section 1.2. Except as set forth on the Schedule of Exceptions delivered to the Investor, the Issuer hereby represents and warrants to the Investor as follows:

1.2.1

Absence of Liens. The Shares are being conveyed to the Investor free and clear of any liens or encumbrances.

1.2.2

Organization, Good Standing and Qualification

. The Issuer and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Issuer and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Issuer or its Subsidiaries, if any, taken individually or as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Issuer owns, directly or indirectly, any equity or other ownership interest.

1.2.3

Authorization and Issuance of Shares.  The Issuer and its Subsidiaries have the requisite corporate power and authority to own and operate its properties and assets, to carry on their respective businesses as presently conducted. The Issuer has the requisite corporate power and authority to execute and deliver this Agreement, the Stockholders Agreement in substantially the form attached hereto as Exhibit C (the “Stockholders’ Agreement”), the Settlement Agreement substantially in the Form attached hereto as Exhibit D (the “Settlement Agreement”), the convertible promissory note of the Issuer to Confections Ventures Limited substantially in the form of Exhibit E attached hereto (the “Convertible Promissory Note”) and the Accord and Satisfaction Agreement substantially in the form of Exhibit F, (the “Accord and Satisfaction” and together with this Agreement, the Stockholders Agreement, the Settlement Agreement and the Accord and Satisfaction, including all exhibits and schedules attached thereto and all other documents executed by the Issuer in connection with the transactions contemplated hereto, the “Agreements”), to issue and sell the Shares and to perform its obligations pursuant to the Agreements and no further consent or authorization of the Issuer, its Board of Directors, or its stockholders is required. The Shares, when issued in accordance with the terms of this Agreement, shall have been duly authorized and validly issued, and will be fully paid and non-assessable.

1.2.4

Enforcement

. This Agreement has been duly executed by the Issuer and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

1.2.5

Capitalization. Immediately prior to the issuance of the Shares, the authorized capital stock of the Issuer will consist of 800,000,000 shares of Common Stock, of which 237,010,794 are issued and outstanding and 713,575,737 shares as if issued on a fully diluted basis immediately prior to giving effect to the issuance of Common Stock under this Agreement. There are 10,000,000 shares of preferred stock authorized, par value $0.001 per share (the “Preferred Stock”), the terms and conditions of which may be established by the Board of Directors in the future. There are 15,000 shares of Series D Preferred Stock authorized and 7,500 shares of Series D Preferred Stock issued and outstanding on the date hereof, constituting the only shares of Preferred Stock that are issued and outstanding on the date hereof.  The Issuer is authorized to issue 440 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 15,000 shares of Series C Preferred Stock. The Common Stock has the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

1.2.5.1

Exhibit G. Exhibit G sets forth the capitalization of the Issuer and its Subsidiaries immediately following the issuance of the Shares listing (i) all officers, directors and any stockholder holding over 4.9% of the issued and outstanding shares of Common Stock on the date hereof (ii) all convertible debt, warrants options or any other convertible securities issued by the Issuer and the names of the holder of each such security. No person other than those set forth in Exhibit G owns any such securities or capital stock of the Issuer or its Subsidiaries as of the date of this Agreement, or otherwise has any claim on any equity ownership of the Issuer or any of its subsidiaries.

1.2.5.2

Rights and Agreements. No shares of capital stock of the Issuer or any Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Issuer or any liens or encumbrances imposed through the actions or failure to act of the Issuer. Except as disclosed in Exhibit B, as of the Closing Date, (i) there are no other outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Issuer or any of its Subsidiaries, or arrangements by which the Issuer or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Issuer or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Issuer or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (as defined below) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Issuer (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares.

1.2.5.3

Formation. The Issuer has filed in its SEC Documents true and correct copies of the Issuer’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Issuer’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Issuer and the material rights of the holders thereof in respect thereto.

1.2.6

Material Liabilities. Except as provided in the Schedule of Exceptions, the Issuer and its Subsidiaries have no liability, guaranty, commitment or obligation, absolute or contingent (individually or in the aggregate) (each a “Liability,” collectively “Liabilities”), except (i) Liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

1.2.7

Material Contracts. The Issuer and its Subsidiaries have no written agreement with a value in excess of $10,000 (the “Material Contracts”) except as set forth in the Schedule of Exceptions. Each Material Contract set forth on the Schedule of Exceptions are valid, binding and in full force and effect in all material respects, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies.  Except as set forth in the Schedule of Exceptions, neither the Issuer nor any Subsidiaries are in default of any Material Contract.

1.2.8

Intellectual Property. The Issuer and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Issuer and its Subsidiaries as presently conducted and as currently proposed to be conducted. Except for as set forth in the Schedule of Exceptions and for standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Issuer’s and Subsidiaries business, there are no outstanding licenses or agreements relating to the Intellectual Property, and the Issuer and Subsidiaries are not bound by or a party to any licenses or agreements with respect to the Intellectual Property of any other person or entity. The Issuer and Subsidiaries have not received any written communication alleging that the Issuer or Subsidiaries has violated, or by operating its respective businesses would violate, any of the Intellectual Property of any other person or entity. The Issuer and its Subsidiaries have obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Issuer’s business. To the Issuer’s knowledge, other than inventions properly assigned to the Issuer and Subsidiaries, it will not be necessary to use any inventions of any of its employees or consultants made prior to their employment or consulting relationship with the Issuer or Subsidiaries.

1.2.9

Title to Properties and Assets; Liens. Except as set forth in the Schedule of Exceptions, the Issuer and Subsidiaries have good and marketable title to their respective properties and assets, and have good title to all leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or could not reasonably be expected to have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.

1.2.10

Compliance with Other Instruments. Neither the Issuer nor its Subsidiaries are in violation of their respective articles or certificates of incorporation or bylaws (the “Constituent Documents”), each as amended to date, or, in any material respect of any term or provision of any indebtedness, contract or agreement to which Issuer or Subsidiaries are a party. To the Issuer’s knowledge, neither the Issuer nor Subsidiaries are in violation of any federal or state statute, rule or regulation applicable to the Issuer or Subsidiaries, the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements by the Issuer, the performance by the Issuer of its obligations pursuant to the Agreements, and the issuance of the Shares, will not result in any violation of, or conflict with, or constitute a default under, the Issuer’s or Subsidiaries’ Constituent Documents, each as may be amended to date.

1.2.11

Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Issuer’s knowledge, currently threatened in writing, before any court or governmental agency (i) that questions the validity of the Agreements or the right of the Issuer to enter into them, or to consummate the transactions contemplated hereby or thereby; or (ii) to the Issuer’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Issuer nor, to the Issuer’s knowledge, any of its or Subsidiaries’ officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Issuer). There is no action, suit, proceeding or investigation initiated by the Issuer or Subsidiaries currently pending or which the Issuer or Subsidiaries currently intend to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Issuer) involving the prior employment of any of the Issuer’s or Subsidiaries’ officers or employees, their services provided in connection with the Issuer’s or Subsidiaries’ business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

1.2.12

Agreements; Actions.

1.2.12.1  Except for the Agreements, agreements between the Issuer and its employees with respect to sales of the Issuer’s Common Stock, agreements between the Issuer and its directors and officers with respect to the Issuer’s indemnification of such directors and officers, and agreements in the Issuer’s customary form regarding the at-will employment of, and invention assignment by, the Issuer’s employees, there are no agreements, understandings or proposed transactions between the Issuer and any of its officers, directors, affiliates, or any affiliate thereof.

1.2.12.2  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Issuer is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Issuer in excess of, $50,000, other than in the ordinary course of the Issuer’s business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Issuer other than in the ordinary course of the Issuer’s business, or (iii) the granting of any rights affecting the licensing, sale or distribution of the Issuer’s products or services.

1.2.12.3 The Issuer has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

1.2.12.4 All unexecuted copies of agreements that the Issuer has provided to the Investor in connection with the Investor’s due diligence review conform to the executed versions of such agreements in all material respects.

1.2.13 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Issuer is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement.

1.2.14

Permits. The Issuer and Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by them, the lack of which would have a Material Adverse Effect, and believes they can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. Neither the Issuer nor any Subsidiaries are in default in any material respect under any of such franchises, permits, licenses or other similar authority.

1.2.15

Offering. Subject to the accuracy of the Investor’s representations and warranties in Section 1.3, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Issuer shall make any applicable state securities or “blue sky” laws.

1.2.16

Registration and Voting Rights. The Issuer is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Issuer’s knowledge, except as contemplated in the Agreements, no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.

1.2.17

Brokers or Finders. The Issuer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Issuer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

1.2.18 SEC Documents; Financial Statements. The Issuer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the (“SEC Documents”). As of their respective dates (other than with respect to any amended filing), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates (other than with respect to any amended filing), the financial statements of the Issuer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Issuer and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Issuer is subject to the reporting requirements of the 1934 Act. Issuer has provided Investor with copies of the SEC Documents. The filing of the documents required in this Section via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section.

1.2.19

Disclosure. All disclosures contained in the SEC Documents or otherwise provided in writing to Investor regarding the Issuer, its businesses and the transactions contemplated hereby, furnished by or on behalf of the Issuer are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.2.20

Taxes.  The Issuer and Subsidiaries have filed all tax returns required to have been filed as of the date hereof. All such tax returns were correct and complete in all material respects. All taxes incurred by the Issuer (whether or not shown on any tax return) have been paid. The Issuer nor the Subsidiaries currently are not the beneficiary of any extension of time within which to file any tax return. To the Issuer's knowledge, no claim has been made by an authority in a jurisdiction where the Issuer or Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or threatened liens, encumbrances, or charges against any of the assets of the Issuer or Subsidiaries arising in connection with any failure (or alleged failure) to pay any tax. The Issuer and Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or to any employee, independent contractor, creditor, shareholder, or other third party. To the Issuer's knowledge, there is no dispute or claim concerning any tax liability of the Issuer or Subsidiaries either claimed or raised by any authority in writing. The Issuer and Subsidiaries have not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

1.2.21.

Certain Transactions. Except for arm’s length transactions pursuant to which the Issuer makes payments in the ordinary course of business upon terms no less favorable than the Issuer could obtain from third parties and other than the grant of stock options disclosed on the Schedule of Exceptions, none of the officers, directors, or employees of the Issuer or Subsidiaries are presently a party to any transaction with the Issuer or Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

1.2.22

Environmental Matters.

1.2.21.1

There are, to the Issuer’s knowledge, with respect to the Issuer or any of its Subsidiaries or any predecessor of the Issuer or any of its Subsidiaries, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Issuer nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Issuer’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

1.2.21.2

Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Issuer or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Issuer or any of its Subsidiaries during the period the property was owned, leased or used by the Issuer or any of its Subsidiaries, except in the normal course of the Issuer’s or any of its Subsidiaries’ business.

1.2.21.3

There are no underground storage tanks on or under any real property owned, leased or used by the Issuer or any of its Subsidiaries that are not in compliance with applicable law.

1.2.22

Internal Accounting Controls. Except as disclosed in the SEC Documents the Issuer and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Issuer’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

1.2.23

Foreign Corrupt Practices. Neither the Issuer, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Issuer or any Subsidiary has, in the course of his actions for, or on behalf of, the Issuer, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

1.2.24

Solvency. The Issuer (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Issuer has no information that would lead it to reasonably conclude that the Issuer would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.

1.3

Representations of Investor.

1.3.1

Authorization

. The Investor is authorized to enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

1.3.2

No Public Sale or Distribution

. The Investor is acquiring the Shares for his own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the Securities Act. The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any person to sell, transfer, pledge, assign or otherwise distribute any of the Shares.

1.2.3

Accredited Investor Status; Investment Experience

. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Investor can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.  The Investor is not a U.S. Person and is not acquiring any of the Shares for the account or benefit of any U.S. Person.  As used in the preceding sentence, “U.S. Person” shall have the meaning given to it in Rule 902 of Regulation S promulgated under the Securities Act.

0.2.3

Reliance on Exemptions

. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Issuer is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

0.2.3

Information

. The Investor and his advisors, if any, have been afforded the opportunity to ask questions of the Issuer. Neither such inquiries nor any other due diligence investigations conducted by the Investor or his advisors, if any, or his representatives shall modify, amend or affect the Investor’s right to rely on the Issuer’s representations and warranties contained herein. The Investor understands that his investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Shares.

0.2.3

No Governmental Review

. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

1.5

Covenants of the Issuer.  Subsequent to the date hereof:

1.5.1

Use of Proceeds. The Issuer agrees to use the proceeds from the sale of the Shares hereunder solely as authorized by the Investor until such time as the directors designated by Investors become members of the Board of Directors of the Issuer and thereafter as directed by a majority of members of the Finance Committee of the Board of Directors of the Issuer.

1.5.2

Notification and Access.  Issuer shall notify Investor in writing within 3 business days of any change in any representation or warranty contained in Section 1.3 occurring after the Closing Date which could reasonable cause a Material Adverse Effect.

1.5.3

Transfer Agent Instructions.  The Issuer shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Investor or its nominee, for the Shares in such amounts as specified from time to time by the Investor to the Issuer in accordance with the terms hereof (the “Irrevocable Transfer Agent Instructions”).  The Issuer covenants that: (i) no stop transfer instructions shall be given to the Issuer’s transfer agent that will restrict the sale of the Shares under Rule 144 promulgated (“Rule 144”) by the Securities and Exchange Commission (the “SEC”) and that the Shares shall otherwise be freely transferable on the books and records of the Issuer as and to the extent provided in this Agreement; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for the Shares; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Shares issued to the Investor when eligible for resale under Rule 144.  The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor, by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Issuer acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Issuer of the provisions of this Section, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

1.5.4

 Information Statement.  As soon as practicable after the Closing Date, cause the Issuer to file and mail to each of the Issuer’s stockholders an information statement required by Rule 14f-1 promulgated under the 1934 Act in connection with the change of control to be effectuated by the appointment of new directors at the Closing, which appointments will be effective 10 days after the filing of the Schedule 14f-1.

1.5.5

Form 8-K. Cause the Issuer to timely file a Current Report on Form 8-K disclosing the entry by the Issuer of this Agreement.

1.5.6

Resignation of Old and Appointment of New Board of Directors. The Issuer shall take such corporate action(s) and make such SEC filings on Schedule 14F-1 in compliance with the 1934 Act and as otherwise required by the Issuer’s Constituent Documents to duly (a) appoint the below named persons to their respective positions, to be effective ten days after filing of the Schedule 14f-1, and (b) obtain and submit to the Investor, together with all required corporate action(s) the resignation of all members of the board of directors, all of which actions shall be certified and delivered by Issuer to the Investor to be effective ten days after filing of the Schedule 14f-1, in such form and substance satisfactory to the Investor. Following the execution of this Agreement and through the date of effectiveness of such resignations, no other officers or directors shall be appointed or elected to serve the Issuer except as otherwise expressly provided herein.

Name

Position

Kambiz Mahdi

Director, President and Chief Executive Officer

John Bennett

Chief Financial Officer

Calvin Sean Pang

Director

Jun Wang,

Director

Shuangan Lin

Director

Yongsheng Lyu

Director

1.5.7

Formation of Committees.  Within 5 days from the effective date of the effective date the designees of the Investor become members of the Board of Directors, Issuer shall cause the Board of Directors of the Issuer to form a Finance Committee consisting of Calvin Pang, Kambiz Mahdi and Jun Wang or as otherwise designated by Investor.

1.5.8

Payment of Notes. The Issuer shall cause the indebtedness set forth on Schedule 1.5.8 to be repaid within 5 days after receipt of the Purchase Price or any part thereof.

ARTICLE II

CONDITIONS TO INVESTOR’S OBLIGATIONS TO CLOSE

2.1

The Investor’s obligation to purchase the Shares is subject to the fulfillment upon or before the issuance of such Shares of each of the following conditions, unless waived in writing by the Investor:

2.1.1

Representations and Warranties. The representations and warranties made by the Issuer in Section 1.2 (as modified by the disclosures on the Schedule of Exceptions) shall be true and correct as of the date of the issuance of such Shares.

2.1.2

Covenants. All covenants, agreements and conditions contained in the Agreements to be performed by the Issuer upon or prior to the issuance of the Shares shall have been performed or complied with in all material respects.

2.1.3

Other Agreements. The parties to the Stockholders’ Agreement, Settlement Agreement Convertible Promissory Note, and the Accord and Satisfaction shall have executed and delivered such agreements.

2.1.4

Good Standing Certificate. The Issuer shall have delivered to the Investor a certificate of the Secretary of State of the State of Nevada, dated as of the date hereof, with respect to the good standing of the Issuer.

2.1.5

Secretary’s Certificate.  The Issuer shall have delivered to the Investor a certificate of the Secretary of the Issuer certifying to (i) the formation and good standing of the Issuer in its jurisdiction of organization, (ii) the resolutions as adopted by the Issuer’s Board of Directors authorizing the Agreements and the transactions contemplated thereby, and (iii) such other matters as reasonably requested by the Investor and as are customary for similar transactions.

2.1.6

Officer’s Certificate.  The Issuer shall have delivered to the Investor an officer’s certificate to the effect that the representations and warranties of the Issuer contained in the Agreements are true and correct as of the date hereof, and the Issuer has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by the Issuer, as applicable, on or prior to the closing of the transactions contemplated by this Agreement on the date hereof.

2.1.7

Certificates. Delivery of the certificates representing the Shares to the Investor or the Escrow Agent, as directed by the Investor in writing.

2.1.8

Resignation Letters. Signed resignation letters of the following directors of the Issuer.

2.1.9

Board Consents. Executed Board consents appointing designees of the Investor as directors of the Issuer.

2.1.10 Debt Payments and Resolution.  Issuer will repay debt to creditors from the proceeds of this investment in accordance with Section 2.1.10 of the Disclosure Schedule.

2.1.11 Termination of Registration Rights.  All of the issuers registration rights agreements with stockholders shall be terminated or have expired.

ARTICLE III

CONDITIONS TO ISSUER’S OBLIGATION TO CLOSE

3.1

The Issuer’s obligation to sell and issue the Shares is subject to the fulfillment upon or before the issuance of such Shares of the following conditions, unless waived in writing by the Issuer:

3.1.1

Representations and Warranties. The representations and warranties made by the Investor in Section 1.3 shall be true and correct when made and shall be true and correct as of the date of issuance of such Shares.

3.1.2

Covenants. All covenants, agreements and conditions contained in the Agreements to be performed by Investor upon or prior to the issuance of the Shares shall have been performed or complied with in all material respects.

3.1.3

Other Agreements. The parties to the Stockholders’ Agreement, Settlement Agreement Convertible Promissory Note and the Accord and Satisfaction shall have executed and delivered such agreements.

3.1.4

Delivery of the Purchase Price. The Investor shall have deposited the Purchase Price to the escrow account of the Escrow Agent.

ARTICLE IV

INDEMNIFICATION

4.1

Indemnification by the Issuer.

4.1.1

Subject to the provisions of this Article IV, from and after the date hereof, the Issuer shall indemnify the Investor in respect of any reasonable out-of-pocket loss, liability, damage, expense, assessment, penalty, fee and cost (including documented, reasonable and out-of-pocket attorneys’ fees and disbursements) (individually a “Loss” and collectively “Losses”) suffered or incurred by the Investor and hold him harmless from and against any Losses to the extent such Loss results from or arises out of (i) any breach or inaccuracy by the Issuer of a representation or warranty of the Issuer contained in Section 1.2 (as modified by the disclosures on the Schedule of Exceptions) or (ii) any breach, non-fulfillment or non-performance on the part of the Issuer of any covenant or agreement contained in this Agreement applicable to the Issuer.

4.1.2

The Issuer shall not have any liability to the Investor under Section 4.1.1 unless the aggregate of all Losses relating to a breach of any representation, warranty, covenant or agreement of the Issuer contained in this Agreement exceeds on a cumulative basis an amount equal to $10,000 (the “Basket”), in which event the Issuer shall be required to pay to the Investor and be liable for all such Losses from the first dollar.

4.1.3

The aggregate liability of the Issuer to the Investor under Section 4.1.1 relating to a breach of any representation, warranty, covenant or agreement of the Issuer contained in this agreement shall in no event exceed, in the aggregate, at any time an amount equal to the greater of (i) the Purchase Price or (ii) the fair market value of the Shares as determined by an independent appraiser selected by the Investor (the “Cap”).

4.1.4

The limitations comprised by the Basket and the Cap shall not be applicable for Losses resulting from (i) fraud or intentional misrepresentations by the Issuer, (ii) willful misconduct, or (iii) breach or inaccuracy of the representations and warranties contained in Sections 1.2.2 through 1.2.12.

4.1.5

Any indemnification of the Investor pursuant to Section 4.1.1 shall be effected by the Issuer’s delivery to Investor of a wire transfer or transfers of immediately available funds in an aggregate amount equal to the amount due to the Investor.

4.2

Indemnification by the Investor.  Subject to the provisions of this Article IV, from and after the date hereof, the Investor shall indemnify the Issuer against and hold it harmless from any Losses suffered or incurred by the Issuer to the extent arising from or related to (i) any breach or inaccuracy of any representation or warranty of the Investor contained in this Agreement or (ii) any breach of any covenant of the Investor contained in this Agreement requiring performance by the Investor.

4.3

Procedure for Indemnification.

4.3.1

In order for a party to be entitled to seek any indemnification provided for under this Agreement (such party the “Claiming Party”), in respect of a claim or demand made by any person or entity against the Claiming Party (a “Third Party Claim”), such Claiming Party must notify the indemnifying party (the “Defending Party”) in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Claiming Party of notice of the Third Party Claim; provided that failure to give such notification on a timely basis shall not affect the indemnification provided under this Agreement except to the extent the Defending Party shall have been actually prejudiced as a result of such failure.  Thereafter, the Claiming Party shall deliver to the Defending Party, within five business days after the Claiming Party’s receipt of such notification, copies of all notices and documents (including court papers) received by the Claiming Party relating to the Third Party Claim.

4.3.2

  If a Third Party Claim is made against a Claiming Party, the Defending Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim (subject to a reservation of rights) with counsel selected by the Defending Party and reasonably satisfactory to the Claiming Party.  If the Defending Party assumes such defense, the Claiming Party shall have the right to participate in the defense of such Third Party Claim and to employ counsel, at its own expense, separate from the counsel employed by the Defending Party, it being understood, however, that the Defending Party shall control such defense.  The Defending Party shall be liable for the reasonable fees and expenses of counsel employed by the Claiming Party for any period during which the Defending Party has not assumed the defense of such Third Party Claim.  If the Defending Party chooses to defend any Third Party Claim, then all the parties to this Agreement shall cooperate in the defense or prosecution of such Third Party Claim, including by retaining and (upon the Defending Party’s request) providing to the Defending Party all records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Defending Party will not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Defending Party will indemnify and hold harmless the Claiming Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.4

Determination of Loss Amount.

4.4.1

Losses for breaches of representations and warranties contained in this Agreement shall be net of any insurance proceeds or third party payments realized by and paid to any party entitled to indemnification under this Agreement.  The Claiming Party shall seek recovery to the extent payable under all insurance policies and third party payments covering any Loss to the same extent as it would if such Loss were not subject to indemnification under this Agreement and shall use good faith efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible to collect any amounts available under such insurance policies or from such other party alleged to have responsibility for such Loss.  In the event that an insurance or other recovery is made by any Claiming Party with respect to any Loss for which any such Claiming Party has been indemnified under this Agreement, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Defending Party.

4.4.2

In no event shall the Claiming Party be entitled to recover or make a claim for any amounts in respect of incidental or indirect damages or punitive damages (except to the extent expressly set forth in Section 4.1) and, in particular, no “multiple of profits” or “multiple of cash flow” or other valuation methodology shall be used in calculating the amount of any Losses; provided that the Claiming Party shall be entitled to recover or make a claim for any amounts in respect of consequential damages and lost profits damages, to the extent reasonably foreseeable.

ARTICLE V

MISCELLANEOUS

5.1

Notices.   Any notice required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand or by messenger addressed:

if to Investor to:

MGW Investment I Limited, LLC
c/o Elian Fiduciary Services (Cayman) Limited
190 Elgin Avenue, George Town

Grand Cayman, KY1-9007
Cayman Islands

Attention: Calvin Sean Pang
email:calvin@megawell-capital.com

with a copy (which will not constitute notice) to:

Law Office of RJ Newman, P.C.

196 Pinesbridge Road
Ossining, NYU 10562

Att: Robert Newman

RJ@Newlawtech.com

if to Issuer to:

Clean Energy Technologies, Inc
2990 Redhill Avenue

Costa Mesa
California, 92626
Attention: Kambiz Mahdi
email: KMahdi@cetyinc.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 5 days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, registered with return receipt requested, addressed and mailed as aforesaid or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth above.

5.2

Miscellaneous.

5.2.1  This Agreement and all issues, disputes and claims arising out of or in any way in connection with this Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

5.2.2  All actions and proceedings arising out of, or relating to, this Agreement will be heard and determined exclusively in (a) any state court sitting in the County of New York, State of New York, in respect of any state action or proceeding, or (b) the U.S. District Court for the Southern District of New York in respect of any federal action or proceeding.  Each of the parties, by execution and delivery of this Agreement, (i) expressly and irrevocably, consents and submits to the personal jurisdiction of any of such courts, (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in Section 5.1 hereof, (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis, and (iv) agrees not to directly or indirectly bring or assert and claim, action or other proceeding in any jurisdiction or forum other than as specified above in this Section 5.2.2.  Each party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

5.2.3 This Agreement may be executed in counterparts, each of which so executed shall be deemed an origina and said counterparts together shall constitute one and the same instrument.

5.2.4 There are no third-party beneficiaries to this Agreement.  Except as provided in Section 5.2.6 below, in this Agreement is intended to confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim.

5.2.5 This Agreement is the final integration of the bargain among the parties hereto with respect to the matters covered by it, and it supersedes any prior understanding or agreement, oral or written, with respect thereto.

5.2.6 The rights and obligations of each party hereto may not be assigned or delegated to another person without the written consent of all the other parties hereto.  Subject to the foregoing sentence, the terms and provisions hereof shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

5.2.7 References herein to dollars or $ are to United States Dollars, and references herein to cents are to United States Cents.

[Signature page follows]

In witness whereof, the undersigned executed and delivered this Agreement as of the date first written above.

ISSUER

CLEAN ENERGY TECHNOLOGIES, INC.

By: _________________

Name:

Title: Chief Executive Officer

INVESTOR

MGW INVESTMENT I LIMITED

By: ______________________

Name: Calvin Sean Pang

Title: Director